Quarterly Statement of FINANCIAL CONDITION for Boston Private Bank & Trust Company Second Quarter 2020 BOSTON PRIVATE is a leading provider of integrated wealth management, trust and FINANCIAL HIGHLIGHTS (as of 06/30/2020) private banking services to individuals, families, businesses and nonprofits. Over the last 30 $7.5 Billion years, Boston Private has provided clients with Total Deposits comprehensive advice and deep technical expertise that spans every aspect of their lives to $7.3 Billion simplify their path to financial success. Total Loans The firm provides the capabilities of larger institutions yet delivers the superior service 8.63% Tier 1 of a boutique firm. Headquartered in Boston, Leverage Capital Ratio (Above the 5.00% required we serve clients from our offices located in the by the FDIC to be well-capitalized) major markets of Greater Boston, New York, San Francisco, San Jose, Los Angeles, Miami, and Palm Beach Gardens.2 $14.9 Billion Total Client Assets1 Asset Nonperforming Loans represent Capital Capital ratios in excess of levels 0.35% of the total loan portfolio as of banking regulators consider to be Quality June 30, 2020 Base well-capitalized. Liquidity $2.3 billion of cash (as of June 30, 2020), IDC Superior high-quality unpledged investment 3 Profile securities, and borrowing capacity from Rating the Federal Home Loan Bank. bostonprivate.com

The financial highlights and condensed balance sheet below demonstrate the overall financial strength of Boston Private Bank & Trust Company as of **June 30, 2020**.

CAPITAL BASE (as of 06/30/2020)



14%
12%
10%
8%
6%
4%
2%
0%
10%
13.03%
8%
11.78%
6.5%
11.78%
5%
8.63%
Total Risk-Based
Tier 1 Risk-Based
Common Equity Tier 1
Tier 1 Leverage

CAPITAL	06/30/20
Total Risk-Based	13.03%
Tier 1 Risk-Based	11.78%
Common Equity Tier 1	11.78%
Tier 1 Leverage	8.63%

Well-Capitalized

Boston Private Bank & Trust Company

CONDENSED BALANCE SHEET ($ in thousands)

ASSETS	06/30/2020
CASH & INVESTMENTS	**$ 1,221,256**
LOANS	
Loans held for sale	9,786
Commercial & Construction	3,901,931
Residential Mortgage	2,859,627
Home Equity and Consumer	201,362
Total Loans	**7,332,954**
Less: Allowance for loan losses	(89,324)
Net Loans	**7,243,630**
OTHER ASSETS	**650,718**
TOTAL ASSETS	**$9,125,390**

LIABILITIES & SHAREHOLDER'S EQUITY	06/30/2020
DEPOSITS	
Demand Deposits	$2,368,268
NOW	618,537
Savings & Money Market	3,866,625
Certificate of Deposit	621,649
Total Deposits	**7,475,079**
BORROWINGS	**472,936**
OTHER LIABILITIES	**308,371**
TOTAL LIABILITIES	**8,256,386**
SHAREHOLDER'S EQUITY	**869,004**
TOTAL LIABILITIES AND EQUITY	**$9,125,390**

[1]Total Client Assets includes: (1) the value of client portfolios under management by Boston Private Wealth LLC ("BPW"); (2) the value of ERISA plans and non-managed client assets to which BPW provides advisory services; and (3) assets held for safekeeping (custody) by Boston Private Bank and Trust Company ("BPBTC") for clients of Trust and Fiduciary Services and BPW.

[2] Certain offices may offer only wealth management or private banking services.

[3]As of June 30, 2020, Boston Private Bank & Trust Company's safety and soundness was ranked "Superior" according to IDC Financial Publishing.

As part of an independent third-party assessment of Boston Private Bank & Trust Company, IDC Financial Publishing, Inc. (IDC), a bank rating agency, has been rating the safety and soundness of banks since 1985. Every quarter, IDC calculates a one-number rank for over 13,000 financial institutions, using 24 key financial ratios. Bank safety ratings fall into one of six categories: Superior, Excellent, Average, Below Average, Lowest Ratios, and Rank of One.

Private Banking and Trust services are offered through Boston Private Bank & Trust Company, a Massachusetts Chartered Trust Company. Wealth Management services are offered through Boston Private Wealth LLC, an SEC Registered Investment Adviser and wholly-owned subsidiary of Boston Private Bank & Trust Company. Boston Private Wealth LLC, Boston Private Bank & Trust Company, their affiliates and their staff do not provide tax, accounting or legal advice.

Member FDIC

Investments are Not FDIC Insured, Not Guaranteed and May Lose Value.

EQUAL HOUSING LENDER

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